EXHIBIT 24
LIMITED POWER OF ATTORNEY
FORM S-8 REGISTRATION STATEMENT
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Bob Evans Farms, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Steven A. Davis, Tod P. Spornhauer and Mary L. Garceau, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one more registration statement(s) on Form S-8 (the “Registration Statement”) relating to the issuance by the Company of common shares pursuant to the Bob Evans Farms, Inc. 2010 Equity and Cash Incentive Plan, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, whether on Form S-8 or otherwise, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed as of this 25th day of August 2010.

Signature	Title

/s/ Steven A. Davis Steven A. Davis	Chairman of the Board and Chief Executive Officer

/s/ Tod P. Spornhauer Tod P. Spornhauer	Chief Financial Officer, Treasurer and Assistant Secretary

/s/ Larry C. Corbin Larry C. Corbin	Director

/s/ Michael J. Gasser Michael J. Gasser	Director

/s/ Dr. E. Gordon Gee Dr. E. Gordon Gee	Director

/s/ E.W. (Bill) Ingram III E.W. (Bill) Ingram III	Director

/s/ Cheryl L. Krueger Cheryl L. Krueger	Director

/s/ G. Robert Lucas II G. Robert Lucas II	Director

/s/ Eileen A. Mallesch Eileen A. Mallesch	Director

/s/ Bryan G. Stockton Bryan G. Stockton	Director

/s/ Paul S. Williams Paul S. Williams	Director

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